           As filed with the Securities and Exchange Commission on _______, 2001
                                            Registration No. 333- ______________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                   ENCAD, INC.
               (Exact name of issuer as specified in its charter)

          DELAWARE                                        95-3672088
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

            6059 CORNERSTONE COURT WEST, SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)
                                 --------------
                                   ENCAD, INC.
                1999 STOCK OPTION/STOCK ISSUANCE PLAN, AS AMENDED
                 1997 SUPPLEMENTAL STOCK OPTION PLAN, AS AMENDED
                  1993 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full title of the plan)
                                 --------------

                                TERRY VANDEWARKER
                             Chief Executive Officer
                                   ENCAD, INC.
            6059 CORNERSTONE COURT WEST, SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (858) 452-0882
          (Telephone number, including area code, of agent for service)
                                 --------------

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed           Proposed
   Title of                                                   Maximum            Maximum
  Securities                               Amount            Offering           Aggregate             Amount of
     to be                                  to be              Price            Offering            Registration
  Registered                            Registered(1)      Per Share(2)          Price(2)              Fee
  ----------                            -------------      ------------          --------              ---

1999 Stock Option/Stock Issuance Plan,
As Amended
Common Stock, $0.001 par value         395,000 shares          $1.48            $584,600               $146.15

1997 Supplemental Stock Option Plan,
As Amended
Common Stock, $0.001 par value         100,000 shares          $1.48            $148,000                $37.00

1993 Employee Stock Purchase Plan,
As Amended
Common Stock, $0.001 par value         200,000 shares          $1.48            $296,000                $74.00

-----------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Option/Stock Issuance Plan, as amended, the 1997 Supplemental Stock Option Plan, as amended, and the 1993 Employee Stock Purchase Plan, as amended by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of ENCAD, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of ENCAD, Inc. on August 7, 2001 as reported by the Nasdaq National Market.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT





ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


      ENCAD, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):


      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 28, 2001;


      (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the SEC on May 15, 2001; and


      (c) The Registrant's Registration Statement No. 001-12652 on Form 8-A filed with the SEC on December 6, 1993 in which the terms, rights and provisions applicable to the Registrant's Common Stock are described and the Registrant's Registration Statement No. 000-23034 on Form 8-A filed with the SEC on March 20, 1998, as amended, in which the terms, rights and provisions applicable to the Registrant's Preferred Stock Purchase Rights are described.


      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall, to the fullest extent authorized by Delaware law, indemnify any director who is made, or is threatened to be made, a party to an action or proceeding, whether civil or criminal, administrative or investigative, by reason of being a director of the Registrant or a predecessor corporation of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation; provided, however, that the Registrant shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Registrant's Board of Directors (the "Board").

The Bylaws further provide that such indemnification provisions shall: (i) not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholder or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Bylaws provide that the Registrant's obligation to provide indemnification shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Registrant or any other person. The Bylaws further provide that the Board in its discretion shall have the power to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.


      In addition, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct, (iii) for knowing violations of law, (iv) for actions leading to improper personal benefit to the director, and (v) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of Delaware General Corporation Law.


      The Registrant maintains a directors' and officers' liability insurance policy that, subject to certain limitations, terms and conditions, will insure the directors and officers of the Registrant against losses arising from wrongful acts (as defined by the policy) in his or her capacity as a director or officer.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT NO. EXHIBIT

      4     Instruments Defining Rights of Stockholders. Reference is made to
            Registrant's Registration Statement No. 001-12652 on Form 8-A,
            and Registrant's Registration Statement No. 000-23034 on Form
            8-A, as amended, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
      5     Opinion of Brobeck, Phleger & Harrison LLP.
     23.1   Consent of Deloitte & Touche LLP, Independent Public Accountants.
     23.2   Consent of Brobeck, Phleger & Harrison LLP is contained in
            Exhibit 5.
     24     Power of Attorney. Reference is made to page II-4 of this
            Registration Statement.
     99.1   1999 Stock Option/Stock Issuance Plan, as amended.
     99.2   1997 Supplemental Stock Option Plan, as amended.
     99.3   1993 Employee Stock Purchase Plan, as amended.


ITEM 9.  UNDERTAKINGS

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1999 Stock Option/Stock Issuance Plan, as amended, the Registrant's 1997 Supplemental Stock Option Plan, as amended, or the Registrant's 1993 Employee Stock Purchase Plan, as amended.


      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 10th day of August, 2001.

                         ENCAD, INC.

                         By     /s/ Terry Vandewarker
                            ---------------------------
                           Terry Vandewarker
                           (President and Chief Executive Officer)


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of ENCAD, INC., a Delaware corporation, do hereby constitute and appoint Terry Vandewarker and Thomas L. Green, or each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                    TITLE                                         DATE
  /s/  David A. Purcell                  Chairman of the Board, Director                    August 10, 2001
  -----------------------------
  (David A. Purcell)

  /s/  Terry Vandewarker              President and Chief Executive Officer                 August 10, 2001
  -----------------------------
  (Terry Vandewarker)                       (Principal Executive Officer)

  /s/  Todd Schmidt                Vice President and Chief Financial Officer               August 10, 2001
  -----------------------------
  (Todd Schmidt)                      (Principal Financial and Accounting Officer)

  /s/  Ronald J. Hall                             Director                                  August 10, 2001
  -----------------------------
  (Ronald J. Hall)

  /s/  Howard L. Jenkins                          Director                                  August 10, 2001
  -----------------------------
  (Howard L. Jenkins)

  /s/  Craig S. Andrews                           Director                                  August 10, 2001
  -----------------------------
  (Craig S. Andrews)

  /s/ Charles E. Volpe                            Director                                  August 10, 2001
  -----------------------------
  (Charles E. Volpe)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                   ENCAD, INC.



                                  EXHIBIT INDEX


EXHIBIT NO.    EXHIBIT


      4        Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 001-12652 on Form 8-A,
               and Registrant's Registration Statement No. 000-23034 on Form
               8-A, as amended, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
      5        Opinion of Brobeck, Phleger & Harrison LLP.
     23.1      Consent of Deloitte & Touche LLP, Independent Public Accountants.
     23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
     24        Power of Attorney. Reference is made to page II-4 of this
               Registration Statement.
     99.1      1999 Stock Option/Stock Issuance Plan, as amended.
     99.2      1997 Supplemental Stock Option Plan, as amended.
     99.3      1993 Employee Stock Purchase Plan, as amended.